Exhibit 99.1

Bookmakers Company US, LLC

dba USBookmaking

Financial Statements

Years Ended December 31, 2020 and 2019

Bookmakers Company US, LLC dba USBookmaking

Financial Statements

Years Ended December 31, 2020 and 2019

Bookmakers Company US, LLC dba USBookmaking

Contents

Independent Auditor’s Report	3-4

Financial Statements

Balance Sheets	5

Statements of Operations and Member’s Equity (Deficit)	6

Statements of Cash Flows	7

Notes to Financial Statements	8-14

Independent Auditor’s Report

Victor Salerno, Member

Bookmakers Company US, LLC dba USBookmaking

Las Vegas, Nevada

Opinion

We have audited the financial statements of Bookmakers Company US, LLC dba USBookmaking (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations and member’s equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter – COVID-19 and Reliance on Support

As discussed in Note 2 and Note 4 to the financial statements, the Company has been, and may continue to be, adversely impacted by the outbreak of a novel strain of the coronavirus, known as COVID-19, which was declared a global pandemic by the World Health Organization in March 2020.

The Company has historically been dependent on the Company's Member to fund the Company’s cash flow requirements in excess of that provided by operations and debt financing. As described in Note 6 to the financial statements, the Company’s Member entered into a transaction to sell the Company and the Company will be dependent on funding from the purchaser. Our opinion is not modified with respect to these matters.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

Las Vegas, Nevada

August 13, 2021

Bookmakers Company US, LLC dba USBookmaking

Balance Sheets
As of December 31, 2020 and 2019

	2020	2019

Current Assets
Cash	$35,675	$13,783
Accounts receivable	14,688	127,651
Deposits and other	124,033	20,525
	174,396	161,959

Equipment, net	4,071	11,867
Due from commonly-controlled affiliate	90,513	83,961
	$268,980	$257,787

Current Liabilities
Accounts payable	$132,376	$117,485
Accrued expenses	49,369	49,539
	181,745	167,024

Long-term Debt	250,000	-
Member's equity (deficit)	(162,765)	90,763
	$268,980	$257,787

	See notes to financial statements.

Bookmakers Company US, LLC dba USBookmaking

Statements of Operations and Member’s Equity (Deficit)
Years Ended December 31, 2020 and 2019

	2020	2019
Revenues:

Risk management	$336,271	$453,665
Consulting	-	322,381
Other	5,235	12,499
	341,506	788,545

Cost and Expenses:
Payroll and related	624,710	663,599
Hardware and software expenses	199,621	264,237
General and administrative	131,278	214,400
	955,609	1,142,236

Operating Loss	(614,103)	(353,691)

Payroll protection loan forgiveness	142,100	-
Interest expense	(5,326)	-
Other income and expense	(7,795)	(13,951)

Net Loss	$(485,124)	$(367,642)

Member's equity, beginning of year	$90,763	$205,543
Capital contributions from member	231,596	252,862
Net loss	(485,124)	(367,642)

Member's equity (deficit), end of year	$(162,765)	$90,763

	See notes to financial statements.

Bookmakers Company US, LLC dba USBookmaking

Statements of Cash Flows
Years Ended December 31, 2020 and 2019

	2020	2019

Operating Activities:
Net loss	$(485,124)	$(367,642)
Adjustments to reconcile net loss to net cash
used in operating activities:
Payroll protection loan forgiveness	(142,100)	-
Depreciation	7,796	8,760
Loss from disposal of equipment	-	5,190
Changes in operating assets and liabilities:
Accounts receivable	112,963	(76,521)
Note receivable	-	40,520
Deposits and other	(103,508)	(986)
Accounts payable	14,891	107,570
Accrued expenses	(170)	18,279
Net cash used in operating activities	(595,252)	(264,830)

Investing Activities:
Advances to commonly controlled affiliate	(6,552)	(4,689)
Cash used in investing activities	(6,552)	(4,689)

Financing Activities:
Proceeds from borrowings	250,000	-
Payroll protection loan	142,100	-
Capital contributions from member	231,596	252,862
Net cash provided by financing activities	623,696	252,862
Net increase (decrease) in cash	21,892	(16,657)

Cash at the beginning of year	13,783	30,440
Cash at the end of the year	$35,675	$13,783

Supplemental information
Cash paid for interest	$3,312	$-

See notes to financial statements.

Bookmakers Company US, LLC dba USBookmaking

Notes to Financial Statements
Years Ended December 31, 2020 and 2019

I.       Organization and Business Activities:

Bookmakers Company US, LLC dba USBookmaking (“USB” or the “Company”) was organized in 2016 as a single member limited liability company in the State of Nevada. For the years presented, Victor J. Salerno was its sole member (the “Member”) (see Note 6). The Company provides services to customers that own and operate sports wagering locations (“books”) in multiple states. The Company does not accept wagers, rather its customers do. Using software licensed from an independent third party and the third party central computer system located in Las Vegas, Nevada, the Company establishes the betting events and initial odds, tracks its customers betting activities by event, and manages the betting line for each event by customer location which is unique in the industry. The Company also provides its customers with various types of training and compliance monitoring advice. The Company receives a single all-inclusive monthly fee for these advice services based on a percentage of its customers’ net win from betting activity.

The Company sets the odds and point spreads for wagering events such as football, basketball, baseball, and hockey games. The Company sets odds and point spreads aiming not to reflect an event’s final result, but to attempt to maintain a “balanced book” for its customers by offering odds or point spreads that will attract equal amounts of bets on each side of a particular event. The odds (or point spread or the “line”) for each wager is fixed at the time the location’s wagering patron makes his or her bet, regardless of any subsequent movement in the line. Changing or “moving” the line up or down is used to encourage wagering on a specific side or team.

To the extent that a book on a particular event is not balanced, the betting location (the Company’s customer) takes a risk on the outcome of the event.

2.        Significant Accounting Policies:

Basis of Accounting.

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The Company has elected to not adopt the option available under GAAP to measure any of its eligible financial instruments at estimated fair value. Accordingly, the Company continues to measure all of its assets and liabilities on the historical cost basis of accounting except where fair value accounting is required by GAAP.

Management has evaluated the Company’s relationship with its commonly-controlled affiliate (Note 5) and determined that it does not require consolidation as a variable interest entity because management elected the private company accounting alternative for commonly-controlled affiliates.

Bookmakers Company US, LLC dba USBookmaking

Notes to Financial Statements (continued)
Years Ended December 31, 2020 and 2019

Concentrations and Economic Conditions, Uncertainties, Liquidity and Management’s Plans.

Because the Company provides services to customers that operate in a single leisure-time industry, realization of the Company’s receivables and its future operations could be affected by adverse economic conditions near its customers’ locations. In addition, the Company has relatively few customers. A significant portion of its customers’ revenues is derived from professional football events. Interruption of the professional football season could have a significant adverse impact on future operations of its customers. The pandemic (Note 4) has also caused business disruptions and additional future disruptions are possible.

The Company has a history of recurring losses, cash outflows from operations and negative working capital. The Company’s management has assessed the Company’s current fee volume potential based on the uninterrupted operations of its seven customers and concluded this is sufficient to meet the Company’s cashflow requirements when due. The Company also plans to add additional customers in 2021 (one added to date) under existing service agreements and contracts. Historically, the Company’s Member has funded the Company’s cash flow requirements in excess of that provided by operations and debt financing. Subsequent to execution of the Membership Purchase Agreement (Note 6), funding will be provided by Elys Game Technology, Corp. (the “Parent”). The Parent has provided a letter of support confirming the intent and ability to support operating, investing, and financing activities through at least August 12, 2022. The Company believes that the Parent has the intent and ability to provide this financial support.

Accounts Receivable and Allowance for Doubtful Accounts.

The Company manages its concentrations of credit risk by evaluating the creditworthiness of customers and potential success of its customers’ locations before extending credit.

Accounts receivable are evaluated for collectability periodically (at least annually) and carried net of an appropriate allowance for doubtful collection, at their estimated realizable value. When it is determined that a customer’s ability to pay has deteriorated before expiration of the contract, recognition of revenue (and the related receivable) is deferred (see “Revenue” policy below). Since customer credit is generally extended on a short-term basis, interest is not charged on outstanding balances. The Company records the provision for doubtful collection as a charge to general and administrative expenses.

In establishing an allowance for doubtful accounts, none at December 31, 2020 and 2019, the Company is required to make judgments based on historical data and future expectations regarding the collectability of the amount owed to the Company. The Company considers, among other things, the customer’s financial condition; the relative strength of the Company’s legal position, including the related cost of any proceedings and its relationship with the customer; the amounts on the aging schedule; historical payment information; and local and general economic conditions.

Generally, accounts for which no payments have been received for three consecutive months are considered delinquent, and the customary collection efforts are initiated. Generally, accounts for which no payments have been received for 12 months are written off, if not sooner based on the relevant particulars of each account. The maximum losses that the Company would incur if a customer failed to pay would be limited to the amount due after any allowances were provided.

Bookmakers Company US, LLC dba USBookmaking

Notes to Financial Statements (continued)
Years Ended December 31, 2020 and 2019

Use of Estimates.

Preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts, which estimates may require revision in future periods. Unlike an entity that accepts bets, which the Company does not, the setting and adjustment of betting lines on sporting events that have not yet taken place is not an estimate that affects the Company’s financial statements.

Cash.

Cash includes cash on deposit with financial institutions that may at times exceed federally-insured limits.

Equipment.

Equipment is stated at cost ($25,920), net of accumulated depreciation ($21,849) for 2020 and cost ($25,920) net of accumulated depreciation ($14,053) for 2019, computed using the straight-line method over the estimated useful lives of the depreciable assets, generally 3 to 5 years. Tests for possible impairment are performed when events and circumstances indicate that the assets might be impaired. An impairment loss is recognized if the carrying amount of the asset is not recoverable from its undiscounted cash flows and is measured as the difference between the carrying amount and the estimated fair value of the asset. There have been no impairments for the years presented.

Revenue Recognition.

The Company has adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”) using the full retrospective method, which applies to all contracts that are written, oral or implied by customary business practices.

Each of the Company’s contracts with its customers is an obligation to provide the customer with risk management advice. While the mix of subjects about which the Company may provide advice and expends effort may vary over the term, the service is considered a single performance obligation. The Company recognizes revenue from its service contracts with customers “over time” (the term of the contract). For risk management contracts, revenue is recognized monthly when the Company has the right to invoice and receive consideration from its customers based on a percentage of its customers’ net win from betting activity for that month. For consulting contracts, revenue is recognized ratably over the life of the contract as the Company has the right to invoice and receive consideration for services performed.

When it is determined that a customer’s ability to pay has deteriorated as a result of significant changes in facts and circumstances as to the customer’s financial condition before the term of the contract expires, recognition of revenue is deferred until the Company has no remaining performance obligation to transfer services to the customer and all consideration promised by the customer has been received and is nonrefundable. The Company does not bill in advance. Advance deposits (none at December 31, 2020 and 2019), if any, are recorded as deferred revenue until services are provided to the customer. On occasion, as a convenience to a customer, the Company may purchase equipment on behalf of the customer and is reimbursed without markup for which no revenue is recognized. The Company has no inventory risk and the commercial supplier and manufacturer of the equipment, not the Company, warrants its fitness for the customer’s intended use. Such arrangements are not material.

Bookmakers Company US, LLC dba USBookmaking

Notes to Financial Statements (continued)
Years Ended December 31, 2020 and 2019

Income taxes.

The Company is a single member limited liability company which is considered a disregarded entity for federal income tax purposes. Its operating activities are reported on a Schedule “C” which is included as part of the Member’s personal return. Accordingly, no provision for income taxes is presented in these financial statements.

3.        Long-Term Debt:

As of December 31, 2020, long-term debt includes an 8% note payable to the Member of $100,000, interest payable quarterly with the balance of the note due October 2022. This note payable was entered into on September 8, 2020.

Additionally, in June 2020 the Company entered into a Small Business Administration (SBA) loan of $150,000 at 3.75% that is due in equal monthly installments of $731 beginning in June 2021, including principal and interest, through May 2050. The SBA Loan is collateralized by all of the Company’s tangible and intangible assets.

As of December 31, 2020, minimum maturities of the SBA loan for the years ending December 31:

2021
2022	$ 3,050
2023	3,165
2024	3,285
2025	3,400
Thereafter	137,100
$ 150,000

As a result of the COVID-19 pandemic (Note 4), during March 2020, the Company applied for and received a “Paycheck Protection Program” (PPP) loan from the SBA in the amount of $142,100 which the Company used for eligible payroll costs as well as related employee benefit costs, rent, and utility expenses. The Company determined that it was eligible to participate in the PPP and concluded that at the inception of the loan, it was probable that it will qualify for forgiveness of the full loan amount under the SBA requirements. Accordingly, the Company applied for forgiveness of the loan in December 2020 and accounted for the forgiveness based on guidance in International Accounting Standards 20, Accounting for Government Grants and Disclosure of Government Assistance by analogy, as a government grant related to income. Therefore, during the year ended December 31, 2020 presented the Company recognized the entire loan amount as other income in the statements of operations.

Bookmakers Company US, LLC dba USBookmaking

Notes to Financial Statements (continued)
Years Ended December 31, 2020 and 2019

4.        Commitments and Contingencies:

Pandemic.

Reports of a novel coronavirus (“COVID-19”) began to surface in the final months of 2019. COVID-19 spread rapidly throughout the world, and in March 2020, the World Health Organization characterized COVID-19 as a pandemic. COVID-19 is a respiratory disease spreading from person-to-person that poses a serious public health risk. Federal, state, and local efforts to contain the spread of COVID-19 were undertaken across the U.S. as states enacted shelter-in-place mandates, declared states of emergency, restricted travel, and enacted temporary closures of non-essential businesses, including some book locations of the Company’s customers. In March 2020, the Company began to experience a decline in service fees as a result of shelter-in-place and other restrictions and impacts associated with COVID-19, including the temporary closure of its customers betting operations which continues through the date these financial statements were available for issuance (Note 6). Generally, the Company’s customers’ operations have not been designated an essential business in their jurisdictions and have been and may continue to be subject to closures in accordance with local executive orders and ordinances. In response to the COVID-19 pandemic, the Company implemented additional health and safety measures to protect employees and its customers did the same. The Company’s customers also implemented several business strategies to preserve revenue over the course of the pandemic. The Company’s most significant non-payroll related costs, software fees, is substantially tied to the revenues of the Company’s customers and, accordingly, has been proportionately reduced.

On March 27, 2020, President Trump signed into law the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property.

The Company continues to monitor the status and effects of the pandemic and examine the impact that the CARES Act, and subsequent amendments, may have on its business.

Hardware / Software Provider Arrangements.

The Company has arrangements with an independent software provider. The software is used by the Company to manage the events, odds, and betting lines of its customers’ sports betting operations. The Company has entered into separate arrangements with the service provider relating to each of the Company’s customers. The term of each arrangement is generally three years, the same as the Company’s arrangement with the customer. Some of the Company’s contracts are fixed monthly fee arrangements. Others are based on a percentage of the Company’s revenue from its services or a minimum amount.

The Company has a verbal agreement with the service provider that during the months the Company’s customers are temporarily closed due to the pandemic, the service provider will not bill for services but the number of months that the location is temporarily closed will be added to the contract term.

Minimum monthly service fees currently total $20,500.

Also, while all of the Company’s arrangements are with a single software provider, there are several other providers that are available for possible selection.

Bookmakers Company US, LLC dba USBookmaking

Notes to Financial Statements (continued)
Years Ended December 31, 2020 and 2019

5.        Other Transactions with Member:

The Company had other transactions involving the Member including:

  The Company made advances to an entity 94%-owned by the Member (the “Commonly-controlled Affiliate”) and the Member has guaranteed repayment of the amount receivable of $90,513 for 2020 and $83,961 for 2019; (see Note 6).

  The Company shares office space in a building that is leased by the Member currently on a month-to-month basis and historically on a term of 12 months or less. The Member charged the Company rent at the rate of $3,000 per month beginning September 2018, and no rent prior thereto. Rent expense, included in general and administrative expenses, was $36,000 for the years ended December 31, 2019 and 2020;

  On occasion, the spouse of the Member provides legal services for the Company. Such services and the related fees have not been material.

6.        Subsequent Events:

Management has evaluated events occurring through August 13, 2021, the date these financial statements were available for issuance, and determined that no additional recognition or disclosure in these financial statements was necessary except as follows.

One of the Company’s larger customers announced plans to reopen following a temporary closure due to the pandemic.

On February 4, 2021, the Company received a second PPP loan from the SBA in the amount of $130,200, which the Company expects to use for eligible payroll costs as well as related employee benefit costs, rent, and utility expenses. The Company has applied for forgiveness of the second PPP loan and expects to receive approval in a similar manner and timeframe as the first PPP loan, which was forgiven on May 5, 2021.

The Company’s advances to the Commonly-controlled Affiliate were settled in March 2021.

Bookmakers Company US, LLC dba USBookmaking

Notes to Financial Statements (continued)
Years Ended December 31, 2020 and 2019

On July 6, 2021, the Company’s Member granted Class B Non-Voting membership interests equal to 32% of its membership units to eight individuals with an issuance date and valuation date of January 1, 2021. The original Member retained all Class A Voting interests equal to 68% of the Company’s total membership interests.

On July 15, 2021, pursuant to a Membership Purchase Agreement (the “Purchase Agreement”), dated July 5, 2021, by and between Elys Game Technology, Corp. (“Elys”), Bookmakers Company US LLC (“USB”) and the members of Bookmakers Company US LLC, Elys acquired 100% of USB, from its members (the “Sellers”) and USB became a wholly owned subsidiary of Elys.

Pursuant to the terms of the Purchase Agreement, the consideration paid for all of the equity of USB was $6 million in cash plus the issuance of 1,265,823 shares of Elys common stock at a price of $4.74 per share based on the volume weighted average closing price of the stock for the 90 trading days preceding the closing date (the “Stock Consideration”).

The Sellers will have an opportunity to receive up to an additional $38 million plus a potential premium of 10% (or $3.8 million) based upon achievement of stated adjusted cumulative EBITDA milestones during the next four calendar years after the acquisition, payable 50% in cash and 50% in Elys stock at a price equal to volume weighted average price of Elys common stock for the 90 consecutive trading days preceding January 1 of each subsequent fiscal year for the duration of the earnout period ending December 31, 2025, subject to obtaining shareholder approval, and with a cap of 5,065,000 on the aggregate number of shares to be issued. Any excess not approved by shareholders or exceeding the cap will be paid in cash. The annual earnout payments are based on the achievement of the following adjusted cumulative EBITDA milestones:

Fiscal Year Ended	Adjusted Cumulative EBITDA	Maximum Potential Earnout
2021	$ (213,850)	$ -
2022	643,950	7,600,000
2023	4,365,127	9,500,000
2024	10,620,825	11,400,000
2025	19,441,483	9,500,000

The Purchase Agreement contains customary representations, warranties and covenants of Elys and the Sellers. Subject to certain customary limitations, the Sellers have agreed to indemnify Elys and its officers and directors against certain losses related to, among other things, breaches of the Sellers’ representations and warranties, certain specified liabilities and the failure to perform covenants or obligations under the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

The customary representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.